UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TURN THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	32-0456090
(State of or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

250 N. Westlake Blvd.

Westlake Village, CA 91362
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-289972

Securities to be registered pursuant to Section 12(g) of the Act:

None

Explanatory Note

Turn Therapeutics Inc. (formerly named Global Health Solutions, Inc.) (the “Registrant”) previously filed a Registration Statement on Form 8-A on September 29, 2025 (the “Prior Form 8-A”) with respect to its common stock, par value $0.0001 per share ("Common Stock"). Effective September 30, 2025, the Registrant amended and restated its certificate of incorporation to change its name from “Global Health Solutions, Inc.” to “Turn Therapeutics Inc.” The Registrant is amending the Prior Form 8-A to reflect such change. The terms of the Common Stock, and the associated rights, otherwise remain unchanged.

Item 1. Description of Registrant’s Securities to be Registered

A description of Common Stock of the Registrant, to be registered hereunder is contained in the section titled “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-289972), initially filed with the Securities and Exchange Commission (the “Commission”) on September 2, 2025, as subsequently amended from time to time (the “Registration Statement”), and is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such description and that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits

Under the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed with this registration statement because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TURN THERAPEUTICS INC.
Date: October 7, 2025

	By:	/s/ Bradley Burnam
	Name:	Bradley Burnam
	Title:	Chief Executive Officer